Exhibit 99.1

TRANSACT TECHNOLOGIES REPORTS 2018 FIRST QUARTER RESULTS

2018 First Quarter Net Sales of $12.2 Million

Gross Profit Margin Improves 440 Basis Points to 47.9%

Hamden, CT – May 3, 2018 – TransAct Technologies Incorporated (Nasdaq: TACT) ("TransAct" or the "Company"), a global leader in software-driven technology and printing solutions for high-growth markets, today reported operating results for the first quarter ended March 31, 2018.

Summary of 2018 Q1 Results
 (In millions, except per share and percentage data)

	Three Months Ended March 31,
	2018	2017
Net sales	$12.2	$14.0
Gross profit	$5.9	$6.1
Gross margin	47.9%	43.5%
Operating income	$0.9	$1.4
Net income	$0.7	$0.9
Net income per diluted share	$0.09	$0.13

Non-GAAP(1)
EBITDA	$1.1	$1.7
Adjusted EBITDA	$1.2	$1.9

(1)
A reconciliation of each non-GAAP financial measure to the most comparable Generally Accepted Accounting Principles ("GAAP") financial measure is included in this release. See "Non-GAAP Financial Measures" below for a discussion of these metrics.

Bart Shuldman, Chairman and Chief Executive Officer of TransAct, commented, "TransAct's 2018 first quarter restaurant solutions terminal and label sales along with domestic casino sales growth and solid progress with direct sales in European casino and gaming markets, demonstrate our continued success in evolving our business. As we execute on our growth and new market initiatives, our sales mix continues to shift towards higher-value technology-driven solutions and recurring revenue. This shift helped drive a significant 440 basis point year-over-year improvement in gross margin to 47.9% in the 2018 first quarter.

"During the 2018 first quarter, TransAct completed initial shipments of the AccuDate XL terminal and our proprietary labels to one of the large national restaurant and foodservice opportunities we highlighted earlier this year. This customer is now in the early stages of deploying our market-leading solution at scale. We recently began shipping AccuDate XL terminals to a second national brand and interest from current and potential customers has never been stronger. As we establish an entirely new market with our innovative restaurant solutions terminals, the sales cycle is driven by our customers' need to evaluate and integrate these solutions into their operations which leads to near-term peaks and valleys. However, we believe TransAct is well-positioned to capitalize on the sizeable opportunity for the deployment of our technology-driven AccuDate solutions in the restaurant and foodservice back-of-house operations and our early successes demonstrate the significant long-term potential of this market for TransAct and our shareholders.

"Earlier this week, we announced the upcoming debut of the all-new AccuDate XL2e at the National Restaurant Association Show 2018 in Chicago. This new restaurant management solution represents a technology leap forward for our AccuDate lineup as it is a true enterprise-class offering for large, multi-site restaurant and foodservice operators. The AccuDate XL2e will leverage our new TransAct Enterprise Management System ("TEMS") to ensure that the Android-based terminal is locked down, providing for improved data security in an enterprise environment. Since launching the AccuDate XL, we have continued to evolve the terminal to meet our customers' changing needs. The AccuDate XL2e squarely addresses the security demands of restaurant operations and IT staffs, particularly as they deploy our terminals in their complex enterprises and environments. As more companies establish their data and central system functions in the cloud and seek to leverage the power of the Internet of Things (IoT), TEMS will make it easy for customers to manage and ensure the safe usage of the AccuDate XL2e throughout their back-of-house processes which we expect to create another growth channel for our rapidly growing restaurant solutions market opportunity.

"Sales of our casino and gaming products rose in the 2018 first quarter as compared to the 2017 first quarter driven by growth in sales of our domestic casino and gaming printers and our international casino printers. In addition, following our establishment of a direct sales team to address the European marketplace, we saw 2018 first quarter international casino printer sales increase 5% year over year, which exceeded our initial expectations. Sales commitments in Europe continue to rise and we are confident that our shipments over the balance of 2018 will grow and augment the ongoing success we are achieving in the improving domestic marketplace."

Mr. Shuldman concluded, "Our 2018 first quarter results reflect the ongoing progress we are making in our initiatives to leverage technology investments to target high-growth markets. With initial shipments of our AccuDate XL to a national brand and the recent debut of our new enterprise-class AccuDate XL2e, TransAct is positioned to help restaurant operators enhance their back-of-house processes, reduce operating costs and protect their brands. At the same time, we continue to benefit from a robust casino and gaming marketplace and are now generating growth related to the recovery of the oil and gas market which represents additional upside for our Printrex line of printers and related consumables. Our entire team remains excited about our prospects for 2018 and we look forward to working with our customers to address their needs and deliver solutions that greatly enhance their businesses."

Review of Balance Sheet and Capital Return Initiatives
At March 31, 2018, TransAct had approximately $4.7 million of cash and cash equivalents and no debt. During the 2018 first quarter, the Company repurchased approximately 123,000 shares of its common stock and paid a dividend to shareholders of $0.09 per share, resulting in a total return of capital of approximately $2.3 million for the quarter. TransAct has $3.4 million remaining under its existing $5.0 million share repurchase authorization.

Steve DeMartino, President and Chief Financial Officer of TransAct, added, "Our strong gross margin performance in the 2018 first quarter reflects the benefit of the ongoing shift in our sales mix towards higher levels of technology-driven solutions compared to our legacy printer offerings, as well as initial sales of new products such as labels and service and support contracts for the AccuDate lineup of restaurant management terminals. We expect sales of these new recurring revenue products and services will continue to ramp as we further penetrate the restaurant solutions market. As we continue to benefit from the shift towards our newer high-value solutions, TransAct maintains a strong balance sheet with $4.7 million in cash and no debt which provides us with the flexibility to consistently return capital to our shareholders in the form of dividends and share repurchases. In the 2018 first quarter, we returned $2.3 million of capital to shareholders and we expect to remain well-positioned to continue our capital return initiatives going forward while we invest in product development to further build a foundation that will allow TransAct to deliver significant long-term growth and create value for our shareholders."

Summary of 2018 First Quarter Operating Results
TransAct generated 2018 first quarter net sales of $12.2 million compared with 2017 first quarter net sales of $14.0 million. Restaurant solutions net sales were $1.0 million in the 2018 first quarter compared to $527 thousand in the 2017 first quarter, with the increase driven by higher sales of AccuDate 9700 terminals as well as initial shipments of the AccuDate XL to a large corporate customer in support of a large-scale, multi-quarter rollout of the terminal. POS automation and banking net sales declined $0.7 million year over year to $1.7 million in the 2018 first quarter, reflecting a decline in sales of the Company's Ithaca 9000 POS printer from last year's record pace. Casino and gaming net sales in the 2018 first quarter were $5.9 million compared to $5.1 million in the prior year period, reflecting a 36% increase in domestic casino and gaming sales and a 5% increase in international casino printer sales, partially offset by a 32% decline in international gaming printer sales. Lottery printer net sales were $0.6 million in the 2018 first quarter compared to $3.0 million in the 2017 first quarter. Printrex net sales were $275 thousand in the 2018 first quarter compared to $178 thousand in the 2017 first quarter, while the Company's TransAct Services Group generated net sales of $2.6 million in the 2018 first quarter compared to $2.7 million in the 2017 first quarter.

The Company recorded gross margin of 47.9% in the 2018 first quarter compared to gross margin of 43.5% in the 2017 first quarter. The strong gross margin in the 2018 first quarter reflects TransAct's continued favorable shift in its sales mix towards higher-value, technology-driven solutions as well as significantly lower sales of the Company's lottery and POS printers which carry lower gross margins. Gross profit in in the 2018 first quarter was $5.9 million compared to $6.1 million in the year-ago period.

Total operating expenses in the 2018 first quarter were $5.0 million compared to $4.7 million in the 2017 first quarter. The increase reflects higher engineering expenses related to ongoing product development initiatives, including additional hardware and software engineers, for the Company's restaurant solutions.

TransAct generated operating income of $856 thousand, or 7.0% of net sales, in the 2018 first quarter compared to $1.4 million, or 10.1% of net sales, for the 2017 first quarter. Net income in the 2018 first quarter was $680 thousand, or $0.09 per diluted share, compared to net income of $943 thousand, or $0.13 per diluted share, in the prior year period.

2018 First Quarter Conference Call and Webcast
TransAct is hosting a conference call and webcast today, May 3, 2018, beginning at 4:30 p.m. ET to discuss 2018 first quarter results and other matters. Both the call and the webcast are open to the general public. The conference call number is 678-825-8259 and the conference ID number is 6995645 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select "Investor Relations" followed by "Events & Presentations"). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures
TransAct is providing certain non-GAAP financial measures because the Company believes that these amounts are helpful to investors and others in assessing the ongoing nature of what the Company's management views as TransAct's core operations. The Company believes that the non-GAAP financial measures of EBITDA and adjusted EBITDA provide relevant and useful information, which is widely used by analysts, investors and competitors in the Company's markets as well as by the Company's management in assessing the Company's performance. The Company uses the non-GAAP financial measures internally to focus management on the results of the Company's core business. The presentation of this additional non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization. A reconciliation of EBITDA to net income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization and is adjusted for share-based compensation. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net income, the most comparable GAAP financial measure, can be found attached to this release.

EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. EBITDA and adjusted EBITDA may be useful to an investor in evaluating the Company's operating performance because these measures are: (i) widely used by investors to measure a company's operating performance without regard to non-recurring items excluded from the calculation of such measure; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company's management for various purposes including strategic planning and forecasting, assessing financial performance and paying incentive compensation.

About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a global leader in developing software-driven technology and printing solutions for high-growth markets including restaurant solutions, POS automation, casino and gaming, lottery, mobile and oil and gas. The Company's solutions are designed from the ground up based on customer requirements and are sold under the AccuDate™, EPICENTRAL®, Epic®, Ithaca®, RESPONDER and Printrex® brands. TransAct has over 3.0 million printers and terminals installed around the world and is committed to providing world-class service, spare parts and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or other similar words. All forward-looking statements involve risks and uncertainties, including, but not limited to, customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; our competitors introducing new products into the marketplace; our ability to successfully develop new products; our dependence on significant customers; our dependence on significant vendors; dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our ability to protect intellectual property; our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States, including Australia, New Zealand, Latin America and Asia; the economic and political conditions in the United States, Australia, New Zealand, Europe, Latin America and Asia; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; risks associated with potential future acquisitions; our line of restaurant solutions products driving increased adoption by customers; and other risk factors detailed from time to time in TransAct's reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

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Investor Contact
Steve DeMartino President and Chief Financial Officer TransAct Technologies Incorporated 203-859-6810	Richard Land, Joseph Jaffoni, Jim Leahy JCIR 212-835-8500 or tact@jcir.com

- Financial tables follow -

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)	Three months ended March 31,
	2018	2017
Net sales	$12,243	$13,997
Cost of sales	6,381	7,904
Gross profit	5,862	6,093

Operating expenses:
Engineering, design and product development	1,221	993
Selling and marketing	1,573	1,672
General and administrative	2,212	2,012
	5,006	4,677
Operating income	856	1,416

Interest and other income (expense):
Interest, net	(8)	(8)
Other, net	10	(6)
	2	(14)

Income before income taxes	858	1,402
Income tax provision	178	459
Net income	$680	$943

Net income per common share:
Basic	$0.09	$0.13
Diluted	$0.09	$0.13

Shares used in per share calculation:
Basic	7,533	7,396
Diluted	7,901	7,445

SUPPLEMENTAL INFORMATION – SALES BY SALES UNIT:
(In thousands)	Three months ended March 31,
	2018	2017
Restaurant solutions	$1,045	$527
POS automation and banking	1,716	2,458
Casino and gaming	5,940	5,117
Lottery	635	2,981
Printrex	275	178
TransAct Services Group	2,632	2,736
Total net sales	$12,243	$13,997

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31,	December 31,
(In thousands)	2018	2017
Assets:
Current assets:
Cash and cash equivalents	$4,669	$5,507
Accounts receivable, net	8,659	10,948
Inventories	8,881	8,875
Other current assets	921	1,031
Total current assets	23,130	26,361

Fixed assets, net	2,361	2,169
Goodwill	2,621	2,621
Deferred tax assets	2,295	2,308
Intangible assets, net	436	458
Other assets	32	33
	7,745	7,589
Total assets	$30,875	$33,950

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable	$3,181	$3,841
Accrued liabilities	2,329	3,339
Deferred revenue	313	169
Total current liabilities	5,823	7,349

Deferred revenue, net of current portion	68	69
Deferred rent, net of current portion	272	271
Other liabilities	245	247
	585	587
Total liabilities	6,408	7,936

Shareholders' equity:
Common stock	114	114
Additional paid-in capital	31,362	31,353
Retained earnings	24,763	24,756
Accumulated other comprehensive loss, net of tax	(100)	(99)
Treasury stock, at cost	(31,672)	(30,110)
Total shareholders' equity	24,467	26,014
Total liabilities and shareholders' equity	$30,875	$33,950

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA NON-GAAP FINANCIAL MEASURES
(Unaudited)
	Three Months Ended
(In thousands)	March 31,
	2018	2017
Net income	$680	$943

Interest expense, net	8	8
Income tax provision	178	459
Depreciation and amortization	221	313

EBITDA	1,087	1,723

Share-based compensation expense	161	146

Adjusted EBITDA	$1,248	$1,869